Exhibit 8.2

FROST BROWN TODD LLC

ATTORNEYS

KENTUCKY · INDIANA · OHIO · PENNSYLVANIA · TENNESSEE · TEXAS · VIRGINIA · WEST VIRGINIA

June 3, 2016

Board of Directors

Your Community Bankshares, Inc.

101 West Spring Street

New Albany, Indiana

Re:	Agreement and Plan of Merger dated as of May 3, 2016 (the “Merger Agreement”) by and among WesBanco, Inc., a West Virginia corporation (“WesBanco”), WesBanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of WesBanco (“WesBanco Bank”), Your Community Bankshares, Inc., an Indiana corporation and bank holding company (“YCB”), and Your Community Bank, an Indiana state-chartered commercial bank and a wholly-owned subsidiary of YCB (“YCB Bank”).

Ladies and Gentlemen:

YCB has requested our opinion as to certain material United States federal income tax consequences of (i) the merger of YCB with and into WesBanco (the “Merger”) with WesBanco being the surviving corporation and (ii) the merger of YCB Bank with and into WesBanco Bank (the “Bank Merger” and together with the Merger, the “Mergers”), with WesBanco Bank being the surviving institution, on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement and references herein to the Merger Agreement shall include all exhibits and schedules thereto. This opinion is being furnished pursuant to Section 8.02(c) of the Merger Agreement.

In rendering this opinion, we have examined the originals or certified, conformed, or reproduction copies of, and, without independent verification or investigation, have relied upon the accuracy of: (i) the Merger Agreement, (ii) the statements and representations contained in (a) the Officer’s Representation Letter of YCB and YCB Bank, executed by duly authorized officers of YCB and YCB Bank, and (b) the Officer’s Representation Letter of WesBanco and WesBanco Bank, executed by duly authorized officers of WesBanco and WesBanco Bank (collectively, the “Certificates”), (iii) the Registration Statement on Form S-4 and the joint proxy statement/prospectus included therein, filed with the Securities and Exchange Commission (the “Registration Statement”), and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

June 3, 2016

In connection with our review of the Merger Agreement, the Certificates, the Registration Statement, and the other documents referenced above, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the uniformity with authentic originals of all items submitted to us as copies, and the conformity to final versions of all items submitted to us in draft version. We also have assumed, without independent verification or investigation, that (i) we have been provided with true, correct, and complete copies of all such documents, (ii) none of such documents has been amended or modified, (iii) all such documents are in full force and effect in accordance with the terms thereof, (iv) there are no other documents which affect the opinion hereinafter set forth, and (v) the documents reviewed by us reflect the entire agreement of the parties thereto with respect to the subject matter thereof. In addition, we assume that all representations made to the knowledge of any person or entity or with similar qualification are, and will be as of the Effective Time, true and correct as if made without such qualification and that none of YCB, YCB Bank, WesBanco, or WesBanco Bank will notify us at or before the Effective Time that any statement or representation made in a Certificate is no longer complete and accurate.

Further, we have assumed that (i) each of the Mergers will be effected in accordance with the Merger Agreement and as described in the Registration Statement, including satisfaction of all material covenants and conditions to the obligations of the parties without amendment or waiver thereof, (ii) the relevant statements concerning the Mergers set forth in the Merger Agreement and the Registration Statement are true, correct, and complete and will remain true, correct, and complete at all times up to and including the Effective Time, and (iii) the representations made by WesBanco, WesBanco Bank, YCB, and YCB Bank in the Merger Agreement and in their respective Certificates are true, correct, and complete and will remain true, complete and correct at all times up to and including the Effective Time. Our opinion is based on the understanding that the relevant facts (including the representations made in the Certificates) are, and will be as of the Effective Time, as set forth in this opinion. We have also assumed that the parties have complied with, and, if applicable, will continue to comply with, the relevant covenants contained in the Merger Agreement, including an assumption that none of the parties will take any action after the Effective Time that would cause the Mergers not to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). If any of the above assumptions are untrue for any reason, our opinion might be adversely affected and may not be relied upon.

Our opinion also is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Department regulations promulgated thereunder, case law, and rulings of the Internal Revenue Service (the “Service”) as they now exist. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after any such change, our opinion would not be different. Our opinion is not binding on the Service or the courts, and no ruling has been, or will be, requested from the Service as to any federal income tax consequence described below. You should be aware that there can be no assurance, and none is hereby given, that the Service will not take a position contrary to the position reflected in our opinion, or that our opinion will be upheld by the courts if challenged by the Service.

June 3, 2016

OPINION

Based upon and subject to the foregoing, including without limitation the qualifications, exceptions, and assumptions set forth herein and in the Registration Statement, we are of the opinion that for United States federal income tax purposes:

(i) Each of the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code;

(ii) Each of WesBanco and YCB will be a party to the reorganization within the meaning of Section 368(b) of the Code; and

(iii) Each of WesBanco Bank and YCB Bank will be a party to the reorganization within the meaning of Section 368(b) of the Code.

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Our opinion is limited to the foregoing federal income tax consequences of the Mergers, which are the only matters as to which you have requested our opinion. We do not address any other federal income tax consequences of the Mergers or other matters of federal law and have not considered matters (including state, local, or foreign tax consequences) arising under the laws of any jurisdiction other than matters of federal law arising under the laws of the United States. In addition, we express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, transactions which are not specifically addressed herein.

Our opinion represents our legal judgment as to the described federal income tax consequences of the Mergers. Our opinion is based on current statutory, regulatory and judicial authority, any of which might be changed at any time with retroactive effect, and our knowledge of the facts as of the date hereof. If (i) the relevant facts at the time of closing or at the Effective Time differ from those represented to us in the Certificates or reflected in the Registration Statement, (ii) the Mergers are completed under terms not contained in the Merger Agreement, (iii) any of our assumptions prove to be untrue, or (iv) the existing authorities are modified by legislative, administrative or judicial action, our conclusions may differ and our opinion may not be relied upon. In such event, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

The opinion expressed herein is furnished specifically for you and your shareholders, and may not be relied upon, assigned, quoted, or otherwise used in any manner or for any purpose by any other person or entity without our specific prior written consent. Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm name under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

June 3, 2016

Sincerely,

FROST BROWN TODD LLC

By	/s/ Samuel G. Graber
Samuel G. Graber, Member